EXHIBIT 99

                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                             RULE 13d-1(k) UNDER THE
                             SECURITIES ACT OF 1934

     The undersigned agree that the Statement on Schedule 13G to which this Agreement is attached is filed on behalf of each of them. Date: February 7, 2003

PATAPSCO BANCORP, INC.
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By Its Trustees:

/s/ Thomas P. O'Neill                                          February 7, 2003
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Thomas P. O'Neill, as Trustee                                  Date


/s/ Theodore Patterson                                         February 7, 2003
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Theodore Patterson, as Trustee                                 Date


/s/ Joseph J. Bouffard                                         February 7, 2003
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Joseph J. Bouffard, as Trustee                                 Date








/s/ Thomas P. O'Neill                                          February 7, 2003
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Thomas P. O'Neill, as an Individual Stockholder                Date

/s/ Theodore Patterson                                         February 7, 2003
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Theodore Patterson, as an Individual Stockholder               Date

/s/ Joseph J. Bouffard                                         February 7, 2003
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Joseph J. Bouffard, as an Individual Stockholder               Date